Exhibit 99.1

Bionano Reports Fourth Quarter and Full-Year 2025 Results and Provides Revenue Outlook for 2026

Conference call today, March 23, 2026, at 4:30 PM ET

SAN DIEGO, March 23, 2026 (GLOBE NEWSWIRE) — Bionano Genomics, Inc. (Nasdaq: BNGO) today reported financial results for the fourth quarter and full year ended December 31, 2025.

“2025 demonstrated the momentum we built as a business,” commented Erik Holmlin, PhD, president and CEO of Bionano. “Our routine users of optical genome mapping (OGM) and VIA™ software remain the foundation of our revenue and gross margins, and we are pleased to see continued growth in utilization among this core customer base. The global OGM community continues to show extraordinary energy, from the record attendance and engagement at the Bionano Symposium 2026 – where leading laboratories described scaling OGM workflows to potentially thousands of samples per year – to the continued expansion of the published body of clinical research evidence supporting OGM across hematologic malignancies, constitutional genetics, and cell and gene therapy applications. We also saw the 47% increase in the 2026 Clinical Lab Fee Schedule payment determination for the Category I CPT code for OGM use in hematologic malignancies take effect. Together, these developments reinforce our confidence that OGM is becoming the standard for comprehensive, genome-wide structural variant analysis, and that Bionano is well-positioned to drive continued utilization growth and sustainable progress in 2026.”

Q4 2025 Financial Results

For the three-month period ended December 31, 2025, as compared to the same period of 2024:

•
Reported total revenue of $8.0 million, representing a decrease of 3% from $8.2 million in the fourth quarter of 2024.
•
Consumables and software revenues decreased 1%.
•
The prior year period included $2.8 million in instrument revenue, compared to $2.7 million in the fourth quarter of 2025.
•
Sold 7,554 nanochannel array flowcells in the fourth quarter of 2025, representing a decrease of 6% over the 8,058 flowcells sold in the fourth quarter of 2024.
•
Installed 9 new OGM systems and brought 6 back to reach an installed base of 387 at quarter-end, representing a 4 % increase over the 371 installed systems reported at the end of the fourth quarter of 2024.
•
Generated gross margin of 43%, compared to 42% for the fourth quarter of 2024, and non-GAAP gross margin1 of 43%, compared to 42% for the fourth quarter of 2024.
•
Reduced operating expenses by 22% to $11.9 million and non-GAAP operating expense1 by 9% to $9.7 million.

FY 2025 Financial Results

For the full year ended December 31, 2025, as compared to the same period of 2024:

•
Reported total revenue of $28.5 million, representing a decrease of 7% from $30.8 million in full year 2024.
•
The prior year period included $1.7 million in revenue from clinical services, which were discontinued.
•
Consumables and software revenues increased 7%.
•
The prior year period also included $8.0 million in instrument revenue, compared to $6.4 million in full year 2025.

1”Non-GAAP gross margin” and “non-GAAP operating expense” are non-GAAP financial measures. Please refer to the section titled “Non-GAAP Financial Measures” below for a description of the non-GAAP financial measures used herein. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this release.

•
Sold 30,171 nanochannel array flowcells in full year 2025, compared to 30,307 flowcells sold in full year 2024.
•
Installed 32 new OGM systems and brought 16 back to reach an installed base of 387 at year-end.
•
Generated gross margin of 46%, compared to 1% for 2024, and non-GAAP gross margin1 of 47%, compared to 35% for full year 2024.
•
Reduced operating expenses by 55% to $46.5 million and non-GAAP operating expense1 by 47% to $36.6 million.
•
Ended full year 2025 with cash, cash equivalents, available-for-sale securities, and restricted short-term investments of $29.6 million.

Recent Business Highlights:

•
Announced the clinical lab fee schedule (CLFS) for 2026 posted by Centers for Medicare & Medicaid Services (CMS) indicated a 47% increase in payment determination for the Category I CPT Code for OGM use in hematologic malignancies.
•
Showcased advances and innovation in OGM at the Bionano Symposium 2026 across nearly 40 presentations spanning hematologic malignancies, oncology research and bioprocessing applications, and constitutional genetic disorder research.
•
Continued expansion of both international and regional networks focused on OGM, aimed at evaluating and standardizing laboratory workflows across global laboratories.
•
Growing momentum from OGM key opinion leaders, with initiatives driving points‑to‑consider documents and technical standards within leading professional societies—including ACMG, AMP, and CAP—supporting broader acceptance of OGM as a valuable tool for cytogenomic applications.
•
Announced a new publication from Sanford Burnham Prebys Medical Discovery Institute describing use of OGM to detect genomic alterations introduced by gene editing technologies.
•
Highlighted advances in optical genome mapping through thirteen studies at AMP 2025 and nine studies at ASHG 2025.
•
Demonstrated the growing acceptance of OGM as a cytogenetic standard with 136 peer-reviewed publications in the fourth quarter of 2025.

2026 Outlook

We anticipate the following results for Q1 2026 and the full year 2026:

•
Initiating Q1 2026 revenue guidance in the range of $6.5 to $6.7 million.
•
Initiating full year 2026 revenue guidance in the range of $30 to $33 million.

Webcast Details

Webcast Details
Date:	Monday, March 23, 2026
Time:	4:30 p.m. Eastern Time
Participant Registration:	https://register-conf.media-server.com/register/BIfbf9ef94c388445ca990a79c3c186980
Webcast:	https://edge.media-server.com/mmc/p/3x63k9ac/

Participants should register at the link above in advance of the call, and then click the webcast link before the call begins. An archived version of the webcast will be available for replay in the Investors section of the Bionano website.

About Bionano

Bionano is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through optical genome mapping (OGM) solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research. The Company also offers an industry-leading, platform-agnostic genome analysis software solution, and nucleic acid extraction and purification solutions using proprietary isotachophoresis (ITP) technology. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, the Company also offers OGM-based diagnostic testing services.

For more information, visit www.bionano.com or  www.bionanolaboratories.com.

Bionano’s products are for research use only and not for use in diagnostic procedures.

Non-GAAP Financial Measures

To supplement Bionano’s financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), the Company has provided non-GAAP gross margin and non-GAAP operating expense in this press release and the accompanying conference call, each of which is a non-GAAP financial measure. The most directly comparable GAAP measures to these non-GAAP financial measures are gross margin, cost of revenue, selling, general and administrative expense, research and development expense, intangible assets and other long-lived assets impairment, restructuring costs and operating expense, each as reported in accordance with GAAP. Non-GAAP gross margin excludes from gross margin reported in accordance with GAAP: stock-based compensation and restructuring expenses, and impairment and disposal of reagent rentals and inventory. Non-GAAP operating expense excludes from operating expense reported in accordance with GAAP: stock-based compensation, amortization of intangibles, changes in fair value of contingent consideration, transaction-related expenses, and loss on disposals. In addition, our reconciliation table provided at the end of this release contains certain additional non-GAAP metrics, including non-GAAP cost of revenue, non-GAAP selling, general and administrative expense, non-GAAP research and development expense, non-GAAP intangible assets and other long-lived assets impairment and non-GAAP restructuring costs, each with adjustments as presented in the table. Stock-based compensation and certain other items excluded from our non-GAAP financial measures are recurring expenses for us and are expected to continue in future periods.

Bionano believes that each of these non-GAAP metrics is useful to investors and analysts as a supplement to its financial information prepared in accordance with GAAP for analyzing the Company’s performance and identifying trends in its business. Bionano uses these non-GAAP metrics internally to facilitate period-to-period comparisons and analysis of its performance in order to understand, manage and evaluate its business, to make operating decisions, and for forecasting and budgeting. Accordingly, Bionano believes presentation of these non-GAAP measure allows for greater transparency with respect to key financial metrics it uses in assessing its own operating performance and making operating decisions.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, each non-GAAP financial measure as used by Bionano in this press release and the accompanying reconciliation table has limits in its usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

For a reconciliation of non-GAAP gross margin to gross margin reported in accordance with GAAP and non-GAAP operating expense to operating expense reported in accordance with GAAP, please refer to the financial tables accompanying this press release.

Forward-Looking Statements of Bionano Genomics

This press release and the accompanying conference call contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our expectations regarding market adoption of our products; our commercial prospects and future financial and operating results; and our ability to meet our stated goals and commercial opportunities, including our full year and first quarter 2026 guidance. Each of these forward-looking statements involves risks and uncertainties. Accordingly, investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to: our ability to improve our margins, extend our cash runway and reach a potential pathway to profitability; our ability to continue as a going concern within 12 months of filing our Annual Report on Form 10-K for the year ended December 31, 2025, which requires us to manage costs and obtain significant additional financing to fund our strategic plans and commercialization efforts; our ability to execute on our strategy and achieve our objectives; the impact and utility of our cost savings initiative and our recent financing; our ability to continue to drive OGM (as defined above) adoption by potential customers for routine use in genomic analysis; the impact, or lack thereof, of Category I CPT codes to accelerate or increase the adoption of OGM; continued research, presentations and publications involving OGM and its utility compared to traditional cytogenetics and our technologies; the impact of our Stratys™ system and VIA™ software to increase throughput and simplify analysis of OGM data; our ability to drive adoption of OGM and our technology solutions; our ability to further deploy new products and applications for our technology platforms; our expectations and beliefs regarding future growth of the business and the markets in which we operate; our ability to consummate any strategic alternatives including the risk that if we fail to obtain additional financing we may seek relief under applicable insolvency laws; the size and growth potential of the markets for our products, and our ability to serve those markets; the rate and degree of market acceptance of our products; our ability to manage the growth of our business and integrate acquired businesses; our ability to expand our commercial organization to address effectively existing and new markets that we intend to target; the impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries; our ability to compete effectively in a competitive industry; the introduction of competitive technologies or improvements in existing technologies and the success of any such technologies; the performance of our third-party contract sales organizations, suppliers and manufacturers; our ability to attract and retain key scientific or management personnel; the accuracy of our estimates regarding expenses, future revenues, reimbursement rates, capital requirements and needs for additional financing; the impact of adverse geopolitical and macroeconomic developments, such as recent and future bank failures, ongoing international conflicts, and related sanctions, regional or global pandemics, inflation, tariffs, increased cost of goods, supply chain issues, and global financial market conditions; on our business and operations, as well as the business or operations of our suppliers, customers, manufacturers, research partners and other third parties with whom we conduct business and our expectations with respect to the duration of such impacts and the resulting effects on our business; our ability to realize the anticipated benefits and synergies of our prior and any future acquisitions or other strategic transactions; our ability to attract collaborators and strategic partnerships; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025, any subsequently filed Quarterly Reports on Form 10-Q and in other filings subsequently made by us with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as may be required by law.

CONTACTS

Company Contact:

Erik Holmlin, CEO

Bionano Genomics, Inc.

+1 (858) 888-7610

eholmlin@bionano.com

Investor Relations:

Webb Campbell

Gilmartin Group

+1 (415) 520-5817

IR@bionano.com

BIONANO GENOMICS, INC

Condensed Consolidated Balance Sheet (Unaudited)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$2,990,000	$9,173,000
Investments	16,279,000	302,000
Accounts receivable, net	5,200,000	4,752,000
Inventory	5,448,000	11,121,000
Prepaid expenses and other current assets	5,203,000	3,141,000
Restricted cash and investments	10,266,000	11,000,000
Total current assets	45,386,000	39,489,000
Restricted cash	—	400,000
Property and equipment, net	14,847,000	19,219,000
Operating lease right-of-use asset	3,217,000	1,804,000
Financing lease right-of-use asset	3,095,000	3,299,000
Intangible assets, net	4,345,000	9,705,000
Other long-term assets	2,694,000	2,754,000
Total assets	$73,584,000	$76,670,000
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,590,000	$6,962,000
Accrued expenses	5,460,000	5,641,000
Contract liabilities	967,000	1,128,000
Operating lease liability	697,000	2,991,000
Finance lease liability	249,000	260,000
Convertible debentures payable (at fair value)	9,979,000	20,362,000
Total current liabilities	22,942,000	37,344,000
Operating lease liability, net of current portion	2,489,000	145,000
Finance lease liability, net of current portion	3,480,000	3,539,000
Long-term contract liabilities	249,000	267,000
Total liabilities	29,160,000	41,295,000
Stockholders’ equity:
Preferred stock	—	—
Common stock	1,000	—
Additional paid-in capital	764,026,000	728,573,000
Accumulated deficit	(719,620,000)	(693,225,000)
Accumulated other comprehensive income (loss)	17,000	27,000
Total stockholders’ equity	44,424,000	35,375,000
Total liabilities and stockholders’ equity	$73,584,000	$76,670,000

Bionano Genomics, Inc.

Condensed Consolidated Statement of Operations (Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenue:
Product revenue	$7,495,000	$7,649,000	$26,743,000	$27,008,000
Service and other revenue	456,000	514,000	1,765,000	3,768,000
Total revenue	7,951,000	8,163,000	28,508,000	30,776,000
Cost of revenue:
Cost of product revenue	4,385,000	4,591,000	14,429,000	28,449,000
Cost of service and other revenue	167,000	155,000	894,000	1,947,000
Total cost of revenue	4,552,000	4,746,000	15,323,000	30,396,000
Operating expenses:
Research and development	3,229,000	3,474,000	11,374,000	24,803,000
Selling, general and administrative	8,706,000	11,746,000	35,150,000	51,855,000
Intangible assets and other long-lived assets impairment	—	(268,000)	—	19,683,000
Restructuring costs	—	406,000	—	8,022,000
Total operating expenses	11,935,000	15,358,000	46,524,000	104,363,000
Loss from operations	(8,536,000)	(11,941,000)	(33,339,000)	(103,983,000)
Other income (expenses):
Interest income	276,000	225,000	1,111,000	2,101,000
Other income (expense)	362,000	(8,408,000)	5,900,000	(10,102,000)
Total other income (expense)	638,000	(8,183,000)	7,011,000	(8,001,000)
Loss before income taxes	(7,898,000)	(20,124,000)	(26,328,000)	(111,984,000)
Provision for income taxes	(35,000)	(1,000)	(67,000)	(33,000)
Net loss	$(7,933,000)	$(20,125,000)	$(26,395,000)	$(112,017,000)

Bionano Genomics, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
GAAP gross margin:
GAAP revenue	$7,951,000	$8,163,000	$28,508,000	$30,776,000
GAAP cost of revenue	4,552,000	4,746,000	15,323,000	30,396,000
GAAP gross profit	3,399,000	3,417,000	13,185,000	380,000
GAAP gross margin %	43%	42%	46%	1%
Non-GAAP gross margin:
GAAP revenue	$7,951,000	$8,163,000	$28,508,000	$30,776,000
GAAP cost of revenue	4,552,000	4,746,000	15,323,000	30,396,000
Stock-based compensation expense	(28,000)	(27,000)	(136,000)	(365,000)
COGS restructuring	—	—	—	(157,000)
Impairment and disposal of reagent rentals and inventory	—	—	—	(9,822,000)
Non-GAAP cost of revenue	4,524,000	4,719,000	15,187,000	20,052,000
Non-GAAP gross profit	3,427,000	3,444,000	13,321,000	10,724,000
Non-GAAP gross margin %	43%	42%	47%	35%
GAAP operating expense
GAAP selling, general and administrative expense	$8,706,000	$10,453,000	$35,150,000	$51,855,000
Stock-based compensation expense	(833,000)	(1,490,000)	(3,781,000)	(7,222,000)
Intangible asset amortization	(1,340,000)	(1,340,000)	(5,360,000)	(6,559,000)
Change in fair value of contingent consideration	—	—	—	10,890,000
Transaction related expenses	(6,000)	(39,000)	(132,000)	(39,000)
Loss on disposals	—	—	—	(2,697,000)
Non-GAAP selling, general and administrative expense	6,527,000	7,584,000	25,877,000	46,228,000
GAAP research and development expense	$3,229,000	$3,474,000	$11,374,000	$24,803,000
Stock-based compensation expense	(65,000)	(419,000)	(617,000)	(2,149,000)
Non-GAAP research and development expense	3,164,000	3,055,000	10,757,000	22,654,000
GAAP intangible assets and other long-lived assets impairment	$—	$1,025,000	$—	$19,683,000
Intangible assets, and other long-lived assets impairment	—	(1,025,000)	—	(19,683,000)
Non-GAAP intangible assets and other long-lived assets impairment	—	—	—	—
GAAP restructuring costs	$—	$406,000	$—	$8,022,000
Restructuring costs	—	(406,000)	—	(8,022,000)
Non-GAAP restructuring costs	—	—	—	—
Total non-GAAP operating expense	$9,691,000	$10,639,000	$36,634,000	$68,882,000